Exhibit 99.1

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NEWS RELEASE

Contacts:

Frank Nagle or Bob Ferri

Nagle & Ferri

(415) 575-1999

Genesis Microchip Reports Third Quarter Fiscal 2004

Financial Results

Record Revenues, Gross Margins Exceed Targets

SAN JOSE, Calif., January 22, 2004—Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of display technologies for consumer and PC-display products, today announced its financial results for the third quarter of its fiscal year 2004, which ended December 31, 2003.

Financial highlights for the December 2003 quarter included:

•	Total revenues for the quarter were a record $56.5 million, which is up 17% sequentially from revenues of $48.2 million in the September 2003 quarter;

•	Gross margins were 39.6% in the December 2003 quarter, exceeding the company’s target of 36% to 38% and unchanged from the September 2003 quarter;

•	Measured in accordance with generally accepted accounting principles, or GAAP, net income for the quarter was $179,000, or $0.01 per share, compared to a net loss of $3.8 million, or ($0.12) per share in the September 2003 quarter;

•	On a pro forma basis (1), the net income for the quarter was $2.5 million or $0.08 per share;

•	Net income, both on a pro forma and GAAP basis, includes net expenses of $3.2 million related to legal fees for intellectual property and patent defense.

(1)	Pro forma net income differs from net income determined according to GAAP. A schedule reconciling these amounts is included in this news release. Differences between GAAP and pro forma results in the December 2003 quarter include certain non-cash operating costs, such as the amortization of acquired intangible assets and of deferred stock compensation expense, and related income tax adjustments.

“We are extremely pleased with our financial results for the December quarter, which exceeded our expectations for revenues, gross margins and profitability,” said Genesis Microchip Interim CEO Eric Erdman. “We are also very encouraged by the traction we are experiencing as a result of our focus on the fast-growing LCD TV market.”

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Business Outlook

These statements are forward-looking, subject to risks and uncertainties, and actual results might differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business or of merger or acquisition activities that may be concluded after December 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

Continuing uncertainty surrounding global economic and political conditions makes it particularly difficult to predict product demand and other related matters. Overall the company anticipates pro forma (1) profitability in the March 2004 quarter based on the following expectations:

•	The company estimates that revenue in its fiscal quarter ending March 31, 2004 will be between $52 and $56 million. Revenue is highly dependent on a number of factors including, but not limited to, the growth rate of the flat panel monitor, LCD TV and the company’s other markets, customer inventory levels and manufacturing schedules, availability of other components for flat panel monitors and LCD TVs, changes in product pricing, the company’s ability to maintain design wins with customers, timely new product introductions, supply of products from the company’s third party suppliers, the actions of competitors, and general economic conditions.

•	The company expects overall gross profit margins in the fiscal quarter ending March 31, 2004 to be in the range of 38.5% to 40.5%. Gross profit margins might be higher or lower than expected due to many factors including, but not limited to: competitive pricing actions; changes in product costs or manufacturing yields; revenue levels; and changes in product mix.

•	The company expects total operating expenses on a GAAP basis will total approximately $24 to $25 million in the fiscal quarter ending March 31, 2004. This amount includes estimated legal and litigation costs of approximately $4.0 million and non-cash charges for the amortization of deferred stock compensation and acquired intangibles of approximately $3.6 million. The company expects that pro forma operating expenses will be lower than GAAP-based operating expenses because of the exclusion of charges for the amortization of deferred stock compensation and acquired intangibles from pro forma operating expenses.

•	The company expects a pro forma income tax rate of approximately 20% of pro forma net income before income taxes.

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Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 5:00 p.m. (EST).

Pertinent conference call information is as follows:

•	Date: Thursday, January 22, 2004

•	Time: 5:00 p.m. (EST)

•	Call-in #: (719) 457-2634

A live, audio Web broadcast of the conference call also will be available at: http://www.genesis-microchip.com/webcast.phtml. A replay of the conference call will be available through January 29, 2004, and it can be heard by dialing (719) 457-0820. The replay access code is: 773322.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality for a variety of consumer and PC-display products. Featuring Genesis Display Perfection™ technologies and Emmy-award winning Faroudja™ video technology, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad set of devices including flat-panel displays, digital TVs, digital CRTs, projectors and DVD players. The Genesis technology portfolio features 135 patents, including analog and mixed signal System-on-a-chip design, DCDi™ by Faroudja deinterlacing, TrueLife™ video enhancement and IntelliComb™ video decoding. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Taiwan, Korea, China and Japan. For more information about Genesis Microchip Inc. or Genesis Display Perfection™ technologies, please visit www.genesis-microchip.com.

Note to Editors: Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife and IntelliComb are trademarks of Genesis Microchip Inc.

Safe Harbor Statement

This press release contains forward-looking statements, including, without limitation, comments by Eric Erdman and forward-looking statements regarding the company’s financial performance in its March 2004 fiscal quarter contained in the Business Outlook section, including anticipated revenues, gross margins, operating expenses and tax rate. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

The risks and uncertainties include those mentioned above, and the risk factors listed in the company’s SEC reports, including but not limited to Genesis’s reports on Form 10-K/A for the fiscal year ended March 31, 2003 and Form 10-Q for the quarter ended September 30, 2003.

The forward-looking statements in this press release are the company’s targets, not predictions of actual performance. The company’s performance has deviated, often materially, from its targets as of the beginning of a quarter. Any statements by persons outside the company speculating on the progress of the quarter, or other aspects of the company’s business, will not be based on internal company information and should be assessed accordingly by investors.

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Financial Statements attached:

•	Consolidated statements of operations

•	Pro forma consolidated statements of operations

•	Pro forma financial reconciliation

•	Consolidated balance sheets

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GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenues	$56,498	$51,682	$158,548	$139,545
Cost of revenues	34,146	32,623	94,013	88,283

Gross profit	22,352	19,059	64,535	51,262

	39.6%	36.9%	40.7%	36.7%

Operating expenses:
Research and development	10,223	6,862	29,943	21,095
Selling, general and administrative	9,308	8,672	28,218	23,462
Provision for costs associated with patent litigation	—	9,671	—	9,671
VM Labs operating and other restructuring costs	—	—	—	4,266
Amortization of acquired intangibles	2,654	2,654	7,962	7,973
Amortization of deferred stock-based compensation	930	1,901	2,770	5,843

Total operating expenses	23,115	29,760	68,893	72,310

Loss from operations	(763)	(10,701)	(4,358)	(21,048)
Interest income	314	590	786	1,422
Gain on sale of investment	663	—	663	—
Imputed interest on lease liability	—	(160)	—	(490)

Net interest and other income	$977	$430	$1,449	$932

Income (loss) before income taxes	214	(10,271)	(2,909)	(20,116)
Provision for (recovery of) income taxes	35	(3,244)	(643)	(4,461)

Net income (loss)	$179	$(7,027)	$(2,266)	$(15,655)

Earnings (loss) per share:
Basic	0.01	(0.22)	(0.07)	(0.50)
Diluted	0.01	(0.22)	(0.07)	(0.50)
Weighted average number of common shares outstanding:
Basic	31,948	31,306	31,655	31,445
Diluted	33,201	31,306	31,655	31,445

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GENESIS MICROCHIP INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenues	$56,498	$51,682	$158,548	$139,545
Cost of revenues	34,146	32,623	94,013	87,948

Gross profit	22,352	19,059	64,535	51,597

	39.6%	36.9%	40.7%	37.0%

Operating expenses:
Research and development	10,223	6,862	29,943	21,095
Selling, general and administrative	9,308	8,672	28,218	23,462

Total operating expenses	19,531	15,534	58,161	44,557

Operating income	2,821	3,525	6,374	7,040
Interest income	314	590	786	1,422

Income before income taxes	3,135	4,115	7,160	8,462
Provision for income taxes	639	1,021	1,440	2,115

Net income	$2,496	$3,094	$5,720	$6,347

Earnings per share:
Basic	0.08	0.10	0.18	0.20
Diluted	0.08	0.09	0.17	0.20
Weighted average number of common shares outstanding:
Basic	31,948	31,306	31,655	31,445
Diluted	33,201	32,790	32,849	32,361

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GENESIS MICROCHIP INC.

PRO FORMA FINANCIAL RECONCILIATION

(amounts in thousands, except per share amounts)

(unaudited)

This press release includes pro forma operating results that are not in accordance with GAAP. A reconciliation of the presentation of historical pro forma results to GAAP is provided in the following table. As described in the tables, for the three months and nine months ended December 31, 2002, pro forma net income excludes charges related to the amortization of acquired intangible assets and deferred stock-based compensation expense, severance costs, VM Labs operating costs, imputed interest on lease obligations and related income tax adjustments, and for the three months and nine months ended December 31, 2003, pro forma net income excludes charges related to the amortization of acquired intangible assets and deferred stock-based compensation expense, gain on sale of investment and related income tax adjustments. We use pro forma operating results to evaluate our operating performance and believe that assessment of pro forma performance enhances management’s and our investors’ ability to evaluate comparable historic operating results. Discussion of pro forma income tax rate in this press release is based on pro forma net income as described in the following table.

	Three months ended		Nine months ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Loss from operations—GAAP	(763)	(10,701)	(4,358)	(21,048)
Pro forma adjustments:
Amortization of acquired intangibles	2,654	2,654	7,962	7,973
Amortization of deferred stock-based compensation	930	1,901	2,770	5,843
Provision for costs associated with patent litigation	—	9,671	—	9,671
VM Labs inventory reserve	—	—	—	335
VM Labs operating and restructuring costs	—	—	—	4,266

Income from operations—pro forma	2,821	3,525	6,374	7,040
Net interest and other income—GAAP	977	430	1,449	932
Gain on sale of investment	(663)	—	(663)	—
Imputed interest on lease liability	—	160	—	490

Interest income—pro forma	314	590	786	1,422

Income before tax—pro forma	3,135	4,115	7,160	8,462

Provision for (recovery of) income taxes—GAAP	35	(3,244)	(643)	(4,461)
Tax effect of pro forma adjustments	604	4,265	2,083	6,576

Provision for income taxes—pro forma	639	1,021	1,440	2,115

Net income (loss)—GAAP	179	(7,027)	(2,266)	(15,655)

Net income—pro forma	2,496	3,094	5,720	6,347

Diluted earnings (loss) per share:
GAAP	0.01	(0.22)	(0.07)	(0.50)
Pro forma	0.08	0.09	0.17	0.20

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GENESIS MICROCHIP INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands of dollars)

(unaudited)

ASSETS

	December 31, 2003	March 31, 2003
Current assets:
Cash and short-term investments	$124,327	$113,138
Accounts receivable trade	26,208	25,587
Inventory	26,779	14,269
Other	6,019	5,697

Total current assets	183,333	158,691
Capital assets	16,277	12,770
Acquired intangibles	29,232	36,933
Goodwill	189,579	189,579
Deferred income taxes	2,113	—
Other	2,148	4,681

Total assets	$422,682	$402,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	24,481	8,640
Accrued liabilities	12,485	18,164
Income taxes payable	2,475	722
Loans payable	335	334

Total current liabilities	39,776	27,860
Long-term liabilities:
Deferred income taxes	—	961

Total liabilities	39,776	28,821

Stockholders’ equity:
Capital stock	390,946	382,618
Cumulative other comprehensive loss	(94)	(94)
Deferred stock-based compensation	(3,798)	(6,809)
Deficit	(4,148)	(1,882)

Total stockholders’ equity	382,906	373,833

Total liabilities and stockholders’ equity	$422,682	$402,654